Exhibit 10.7

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made effective as of                , 2016 (the “Effective Date”) by and between (i) Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), and (ii)                             , a director, officer or key employee of the Company or one of the Company’s subsidiaries or other service provider who satisfies the definition of Indemnifiable Person set forth below (“Indemnitee”).

RECITALS

A.                                    The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no relationship to the compensation of such representatives;

B.                                    The members of the Board of Directors of the Company (the “Board”) have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates (each as defined below) and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives and the representatives of its Subsidiaries and Affiliates, and to assume for itself maximum liability for Expenses and Other Liabilities (each as defined below) in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries and Affiliates;

C.                                    Section 145 of the Delaware General Corporation Law (“Section 145”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve at the request of the Company as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided thereby is not exclusive; and

D.                                    The Company desires and has requested Indemnitee to serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such service to the Company and/or the Subsidiaries or Affiliates of the Company.

AGREEMENT

Now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                                           Definitions.

(a)                                 “Affiliate” means any corporation, partnership, limited liability company, joint venture, trust or other enterprise in respect of which Indemnitee is, was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b)                                 “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding capital stock; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) at least 80% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c)                                  “Determination” means a determination that either (i) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (ii) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”).  An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(d)                                 “Expenses” means all reasonable direct and indirect costs, expenses, fees and charges of any type or nature whatsoever (including, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and related disbursements, and other out-of-pocket costs), paid or incurred by Indemnitee in connection with (i) the investigation, defense or appeal of, or being a witness in a Proceeding (as defined below), including, without limitation, the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent; (ii) establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis); or (iv) any interest, assessment or other charges in respect of the foregoing; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement (other than those approved in accordance with Section 8(d) herein) of a Proceeding.

(e)                                  “Indemnifiable Event” means any event or occurrence related to (i) the fact that Indemnitee is or was an Indemnifiable Person, whether or not serving in such capacity at the time any Expense or Other Liability is incurred, or (ii) any actual or alleged action on Indemnitee’s part while acting in the service for the Company, any Subsidiary or Affiliate of the Company, or another person at the request of the Company as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(f)                                   “Indemnifiable Person” means any person who is or was a director, officer, employee, attorney, trustee, manager, member, partner, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company, a Subsidiary or Affiliate of the Company, or another person at the request of the Company.

(g)                                  “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time in question and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(h)                                 “Independent Director” means a member of the Board who was not party to the Proceeding (as defined below) for which a claim is made under this Agreement.

(i)                                     “Other Liabilities” means any and all liabilities, damages, losses and other amounts incurred by Indemnitee of any type whatsoever (including, but not limited to, judgments, orders, fines, penalties, liabilities for contribution, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in whole or partial settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, orders, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in whole or partial settlement).

(j)                                    “Proceeding” means any threatened, pending or completed action, claim, suit, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative, arbitration or other proceeding (including, without limitation, any such proceeding under the Securities Act of 1933), whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(k)                                 “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company.

Section 2.                                           Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise.  Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee.

Section 3.                                           Mandatory Indemnification.  In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness or otherwise involved in any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest extent not prohibited by the Delaware General Corporation Law as in effect on the date hereof and as the same may be amended from time to time to provide broader indemnification rights than permitted prior to the adoption of such amendment (“DGCL”).Section 4.                                   Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof to which indemnification is prohibited by the provisions of the DGCL.  In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

Section 5.                                           Exculpation.  The Indemnitee shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an Indemnifiable Person to the fullest extent permitted by the DGCL.  The foregoing shall not eliminate or limit any liability that may exist with respect to (i) a breach of the Indemnitee’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL or (iv) a transaction from which the Indemnitee derived an improper personal benefit.

Section 6.                                           Liability Insurance.  So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall maintain in full force and effect for the benefit of Indemnitee as an insured (i) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, the Chief Executive Officer, President or Chief Financial Officer of the Company when such insurance is purchased, and (ii) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board, the Chief Executive Officer, President or Chief Financial Officer of the Company when such replacement or substitute policies are purchased.  The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement.

Section 7.                                           Mandatory Advancement of Expenses.  If requested by Indemnitee, the Company shall advance prior to the final disposition of the Proceeding all Expenses actually incurred by Indemnitee in connection with (including in preparation for) a Proceeding related to an Indemnifiable Event without regard to whether an Adverse Determination has been made.  Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined by a court or arbitral body of competent jurisdiction in a final and nonappealable decision that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement or the DGCL.  The advances to be made hereunder shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company.  Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon.

Section 8.                                           Notice and Other Indemnification Procedures.

(a)                                 Notification/Cooperation by Indemnitee.  Promptly following the time that Indemnitee has received written notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.  However, a failure so to notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure, and shall not constitute a waiver by Indemnitee of any rights under this Agreement.  In addition, Indemnitee shall cooperate with, and provide information to, the Company as it may reasonably require and as shall be within Indemnitee’s power.

(b)                                 Insurance and Other Matters.  If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 8(a) above, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c)                                  Assumption of Defense.  In the event the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Indemnitee in writing, shall assume the defense of such Proceeding as provided herein within ten (10) days of the Company’s receipt of such written notice from Indemnitee.  Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations.  Following delivery of written notice to Indemnitee of the Company’s confirmation to assume the defense of such Proceeding, the approval by Indemnitee

(which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding.  If (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) the Company fails to employ counsel to assume and diligently conduct the defense of such Proceeding, or (iii) in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Company (or any other party or parties being jointly represented) or there are legal defenses available to Indemnitee that are not available to the Company (or any other party or parties being jointly represented), the fees and expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement.  Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense or providing the Company with information indicating that there may be a conflict of interest in the conduct of any such defense between (A) the Company and Indemnitee or (B) Indemnitee and any other party or parties being jointly represented.  The party having responsibility for defense of a Proceeding shall provide the other party and its legal counsel with all copies of pleadings and material correspondence relating to the Proceeding.  Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof.

(d)                                 Settlement.  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement.  Neither the Company nor any Subsidiary or Affiliate of the Company shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent.  Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

Section 9.                                           Determination of Right to Indemnification.

(a)                                 Success on the Merits or Otherwise.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3(a) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses and Other Liabilities actually and reasonably incurred in connection therewith.

(b)                                 Indemnification in Other Situations.  In the event that Section 9(a) is inapplicable, the Company shall also indemnify Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification.

(c)                                  Determination.  The Company intends that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification.  In no event shall a

Determination be required in connection with advancement of Expenses pursuant to Section 7 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise (including, without limitation, settlement of Proceeding with or without payment of money or other consideration or the termination of any issue or matter in such Proceeding by dismissal, with or without prejudice).  Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made in accordance with Section 9(d) and Section 9(e).

(d)                                 Forum.  Indemnitee shall be entitled to select the forum in which determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such election will be made from among the following:

(1)                                 those members of the Board who are Independent Directors even though less than a quorum;

(2)                                 by a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

(3)                                 Independent Counsel selected by Indemnitee and approved by the Board, which approval shall not be unreasonably withheld, which Independent Counsel shall make such determination in a written opinion.

If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the forum, then Indemnitee shall not select Independent Counsel as such forum unless there are no Independent Directors or unless the Independent Directors agree to the selection of Independent Counsel as the forum.  The selected forum shall be referred to herein as the “Reviewing Party.”  Notwithstanding the foregoing, following any Change in Control, the Reviewing Party shall be Independent Counsel selected in the manner provided in clause (3) above.

(e)                                  As soon as practicable, and in no event later than ten (10) days after receipt by the Company of written notice of Indemnitee’s choice of forum pursuant to Section 9(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider.  The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee.  All Expenses associated with the process set forth in this Section 9(e), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(f)                                   Consequences of Determination; Remedies of Indemnitee.  The Company shall be bound by and shall have no right to challenge a Favorable Determination.  If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses or Other Liabilities, Indemnitee shall have the right to commence a Proceeding before a court or arbitral body of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances.  Indemnitee shall be entitled to be indemnified for all Expenses or Other Liabilities incurred in connection with such a Proceeding in accordance with Section 3(a) and to have such Expenses and Other Liabilities advanced by the Company in accordance with Section 7.  If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a court of competent jurisdiction, in a final and non-appealable decision then, to the extent and only to the extent required by such final decision, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g)                                  Delaware Court of Chancery.  Notwithstanding a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the Court of Chancery, for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.

(h)                                 Expenses.  The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 9 involving Indemnitee and against all Expenses and Other Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims of Indemnitee in any such Proceeding was frivolous or made in bad faith.

(i)                                     Determination of “Good Faith.”  For purposes of any determination of whether Indemnitee acted in “good faith,” Indemnitee shall be deemed to have acted in good faith if in taking or failing to take the action in question Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate of the Company, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate of the Company in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate of the Company, or on information or records given or reports made to the Company or a Subsidiary or Affiliate of the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate of the Company, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.  In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, or to advancement of Expenses, the Reviewing Party or the court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.  The provisions of this Section 9(i) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.  In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

Section 10.                                    Exceptions.  Any other provision herein to the contrary notwithstanding:

(a)                                 Claims Initiated by Indemnitee.  The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, (ii) where the Board has consented to the initiation of such Proceeding, or (iii) with respect to Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate.

(b)                                 16(b) Actions.  The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law.

(c)                                  Unlawful Indemnification.  The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Expenses and Other Liabilities if such indemnification is prohibited by law.

Section 11.                                    Non-exclusivity.  The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee; provided that to the extent that Indemnitee is entitled to be indemnified by the Company under this Agreement and by any stockholder of the Company or any Affiliate of any such stockholder (other than the Company) under any other agreement or instrument, or by any insurer under a policy maintained by any such stockholder or Affiliate, the obligations of the Company hereunder shall be primary, and the obligations of such stockholder, Affiliate or insurer secondary.  Any such stockholder or Affiliate shall be entitled to enforce the Company’s obligation to provide indemnification in accordance with the priorities set forth in this Section 11 directly against the Company, and each such stockholder or Affiliate shall constitute an express intended third party beneficiary under this Agreement for such purpose (an “Third Party Beneficiary”).  In the event that any such stockholder or Affiliate makes indemnification payments or advances to Indemnitee in respect of any Expenses or Other Liabilities for which the Company would also be obligated pursuant to this Agreement, the Company shall reimburse such stockholder or affiliate in full on demand.  Notwithstanding anything to the contrary in the foregoing, the Company shall not be entitled to contribution or indemnification from or subrogation against any stockholder of the Company, any Affiliate of any such stockholder or any insurer under a policy maintained by any such stockholder or Affiliate.

Section 12.                                    Non-Circumvention.  The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.

Section 13.                                    Binding Effect; Severability.  The Company shall, to the fullest extent permitted by law, be precluded from asserting in any Proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 14.                                    Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.

Section 15.                                    Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto; provided, however, that neither party shall assign this Agreement without the prior written consent of the other.

Section 16.                                    No Third Party Beneficiaries.  Except as set forth in Section 11, nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 17.                                    Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if (a) delivered by hand and a receipt is provided by the party to whom such communication is delivered, (b) mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (c) served personally by a process server, or (d) delivered to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 17.  Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.

Section 18.                                    Presumptions; Burden and Effect of Certain Proceedings.

(a)                                 It shall be a presumption that a Determination is not required.

(b)                                 It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances. A finding, admission or stipulation that Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification hereunder.

(c)                                  The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clauses (a) and (b), and each such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it.

(d)                                 If a Determination (to the extent legally required) shall not have been made within thirty (30) days (as may be extended pursuant to Section 9(d)) after receipt by the Company of the Indemnitee’s request, a favorable Determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law.

(e)                                  The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise.

(f)                                   Neither the failure of the Company or a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial or arbitral determination by exercising Indemnitee’s rights under Section 9 (e) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.  Any such Proceeding shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses and Other Liabilities, as the case may be.

(g)                                  To the fullest extent permitted by law, termination of any Proceeding by judgment, order, finding or settlement (whether with or without court approval) without any finding of responsibility, wrongdoing or guilt on the part of Indemnitee with respect to claims asserted by such Proceeding shall constitute a conclusive determination that Indemnitee is entitled to indemnification hereunder.

(h)                                 If a Determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to Section 25, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

Section 19.                                    Survival of Rights.  The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

Section 20.                                    Subrogation.  Except as set forth in Section 11, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section 21.                                    Specific Performance, Etc.  The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee or a Third Party Beneficiary shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee or such Third Party Beneficiary may elect to pursue.

Section 22.                                    Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 23.                                    Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

Section 24.                                    Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.

Section 25.                                    Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.  Notwithstanding the foregoing, Indemnitee or a Third Party Beneficiary, at Indemnitee or such Third Party Beneficiary’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

The Company shall not oppose Indemnitee or a Third Party Beneficiary’s right to seek any such adjudication or award in arbitration.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have entered into this Indemnity Agreement effective as of the Effective Date.

ADVANCED DISPOSAL SERVICES, INC.

By:
Name:
Title:

INDEMNITEE

Name:
Title:

[Signature Page to Advanced Disposal Services, Inc. Indemnity Agreement]